As Filed With The Securities And Exchange Commission On August 14, 2006
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
-------------------------
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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BORGWARNER INC.
(Exact name of Registrant as specified in charter)

DELAWARE   13-3404508
(State or other jurisdiction of  (I.R.S. Employer
incorporation or organization)  Identification No.)

3850 HAMLIN ROAD
AUBURN HILLS, MICHIGAN 48326
(Address of Principal Executive Offices)

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BORGWARNER EMPLOYEES RETIREMENT SAVINGS PLAN
(Full title of the plan)

LAURENE H. HORISZNY, ESQ.
BORGWARNER INC.
3850 HAMLIN ROAD
AUBURN HILLS, MICHIGAN 48326
(248) 754-9200
(Name, address and telephone number of agent for service)
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CALCULATION OF REGISTRATION FEE
==========================================================================
                PROPOSED     PROPOSED
                MAXIMUM    MAXIMUM     REGISTRATION
TITLE OF SECURITIES     AMOUNT          OFFERING PRICE   AGGREGATE
TO BE REGISTERED         TO BE          PER SHARE     OFFERING      REGISTRATION
               REGISTRED    (1)      PRICE          FEE
===========================================================================
Common Stock, par value
$0.01 per share
("Common Stock")   (2)     50,000 Shares      $58.765  $2,938,250     $314.39
===========================================================================
(1) Computed pursuant to Rule 457 solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on August 10, 2006 on the consolidated reporting system.
(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of registration statement no. 333-118200 is incorporated herein by reference.

ITEM 8. EXHIBITS.

The exhibits listed below are filed herewith and made a part hereof.

EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
--------    --------------------------------------------------------
5.1        Opinion of Laurene H. Horiszny, Vice President, General
             Counsel and Secretary of the Company
23.1        Consent of Independent Registered Public Accounting Firm
23.2        Consent of Laurene H. Horiszny (included in Exhibit 5.1)
24.1        Power of Attorney

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on August 14, 2006.

BORGWARNER INC.

By: /s/ Timothy M. Manganello
Timothy M. Manganello
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name        Title           Date

/s/ Timothy M. Manganello     Chairman and          August 14, 2006
TIMOTHY M. MANGANELLO    Chief Executive Officer
                        (Principal Executive Officer)

/s/ Robin J. Adams         Executive Vice President        August 14, 2006
ROBIN J. ADAMS      Chief Financial Officer &
                          Chief Administrative Officer
                       (Principal Financial Officer)

/s/ Jeffrey L. Obermayer        Vice President and Controller         August 14, 2006
JEFFREY L. OBERMAYER      (Principal Accounting Officer)

* PHYLLIS O. BONANNO        Director                    August 14, 2006
* DAVID T. BROWN             Director                   August 14, 2006
* JERE A. DRUMMOND       Director                   August 14, 2006
* PAUL E. GLASKE               Director                    August 14, 2006
* ALEXIS P. MICHAS           Director                    August 14, 2006
* ERNEST J. NOVAK, JR          Director                    August 14, 2006
* RICHARD O. SCHAUM        Director                    August 14, 2006
*THOMAS T. STALLKAMP      Director                    August 14, 2006

/s/TIMOTHY M. MANGANELLO  As attorney-in-fact         August 14, 2006
TIMOTHY M. MANGANELLO     for directors marked by an asterisk.

EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
--------    --------------------------------------------------------
5.1        Opinion of Laurene H. Horiszny, Vice President, General
             Counsel and Secretary of the Company
23.1        Consent of Independent Registered Public Accounting Firm
23.2        Consent of Laurene H. Horiszny (included in Exhibit 5.1)
24.1        Power of Attorney